UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2015

FCB Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36586	27-0775699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Weston Road, Suite 300 Weston, Florida	33331
(Address of principal executive offices)	(Zip Code)

(954) 984-3313

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2015, Florida Community Bank, National Association (the “Bank”), a wholly-owned subsidiary of FCB Financial Holdings, Inc., entered into an amendment, dated as of September 1, 2015 (the “Amendment”), to the Employment Agreement, made as of May 1, 2014, between the Bank and Kent Ellert, its President and Chief Executive Officer (the “Employment Agreement”). Pursuant to the Amendment, Mr. Ellert’s term of employment was extended to April 30, 2018, subject to earlier termination in accordance with the terms of the Employment Agreement, as amended. In addition, pursuant to the Amendment, commencing effective May 1, 2015, Mr. Ellert’s base salary was increased to an annual rate of $950,000, subject to increase in the sole discretion of the Compensation Committee of the Board of Directors of the Bank. Commencing with calendar year 2016, the Amendment also amends Mr. Ellert’s target annual bonus to 200% of his base salary (as in effect at the end of the year). The actual amount of the annual bonus with respect to a year may range from 0% to 300% of his base salary, subject to the limitations contained in the annual incentive plan of the Bank.

The Amendment also amends the severance pay payable to Mr. Ellert by the Bank in the event his employment is terminated by the Bank without cause (as defined in the Employment Agreement) or by Mr. Ellert for good reason (as defined in the Employment Agreement), in each case, prior to the expiration of the employment term within six months before or twelve months following a change of control (as defined in the Employment Agreement). The Amendment increases the severance pay payable to Mr. Ellert in such circumstances to an amount equal to the product of three times the sum of his annual base salary and his average bonus.

With the exception of the increase in base salary, which is effective as of May 1, 2015, the terms of the Amendment are effective as of September 1, 2015.

The foregoing description of the terms of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Amendment to Employment Agreement, dated as of September 1, 2015, between the Florida Community Bank, National Association and Kent Ellert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCB FINANCIAL HOLDINGS, INC.

Dated: September 22, 2015	By:	/s/ Paul D. Burner
Paul D. Burner
Chief Financial Officer